As filed with the Securities and Exchange Commission on November 30, 2023
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Femasys Inc.
(Exact name of registrant as specified in its charter)
Delaware	11-3713499
(State or jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)
3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
(770) 500-3910
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Kathy Lee-Sepsick
President and Chief Executive Officer
3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
(770) 500-3910
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

David S. Rosenthal
Anna Tomczyk
Dechert LLP
1095 Avenue of Americas
New York, New York 10036
(212) 698-3616
Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box : ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION - DATED NOVEMBER 30, 2023
PRELIMINARY PROSPECTUS

Femasys Inc.
18,111,861 Shares

Common Stock
This prospectus relates to the offer and resale from time to time by the selling stockholders named in this prospectus of up to an aggregate of 18,111,861 shares of our common stock, par value $0.001 per share. These shares consist of (i) 6,501,695 shares of common stock issuable upon conversion of convertible notes or that could be issued in satisfaction of accrued interest thereon, (ii) 5,805,083 shares of common stock issuable upon the exercise of Series A common stock purchase warrants and (iii) 5,805,083 shares of common stock issuable upon the exercise of Series B common stock purchase warrants, in each case, that were initially issued in a private placement to certain institutional and accredited investors as part of a private placement completed on November 21, 2023.
Our registration of the securities covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares of common stock. The selling stockholders may sell or otherwise dispose of the shares of common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We provide more information about how the selling stockholders may sell their shares in the section entitled “Plan of Distribution.”
We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. We will, however, receive the proceeds from any exercise of the warrants for cash.
Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “FEMY.” On November 30, 2023, the last reported per share price of our common stock on the Nasdaq was $0.9522 per share.
Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described under the caption “Risk Factors” in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is   , 2023.

i

ABOUT THIS PROSPECTUS
We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under “Incorporation of Certain Documents by Reference” before buying any of the securities offered.
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) under which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus.
A prospectus supplement may add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor the selling stockholders have authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or in the documents incorporated by reference herein is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside of the United States, neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus outside of the United States.
INDUSTRY AND MARKET DATA
This prospectus and the information incorporated by reference herein contain market and industry statistics that are based on various sources that we believe is accurate. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We believe the data contained in these reports or publications to be reliable as of the date of this prospectus, but there can be no assurance as to the accuracy or completeness of such information. We have not independently verified the market and industry data obtained from these sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.
ii

THE COMPANY
This summary contains basic information about us. You should carefully read the entire prospectus and the documents we incorporate by reference herein. Some of the statements contained in this prospectus and the documents incorporated by reference herein, including statements under this summary and “Risk Factors”, are forward-looking statements and may involve a number of risks and uncertainties. We note that our actual results and future events may differ significantly based upon a number of factors. You should not put undue reliance on the these forward-looking statements. References to “we,” “our,” “us,” the “Company,” or “Femasys” refer to Femasys Inc., a Delaware corporation.
Business Overview
We are a biomedical company focused on meeting significant unmet needs for women worldwide with a broad portfolio of in-office, accessible solutions, including a lead late-clinical stage product candidate and innovative therapeutic and diagnostic products. We are a woman-founded and led company with an expansive, internally created intellectual property portfolio with over 150 patents globally, in-house chemistry, manufacturing, and controls (CMC) and device manufacturing capabilities and proven ability to develop and commercialize products. Our suite of products and product candidates address what we believe are multi-billion dollar global market segments in which there has been little advancement for many years, helping women avoid pharmaceutical solutions, implants and surgery that can be expensive and expose women to harm. With an initial focus in the area of reproductive health, our lead product candidate offers a solution for permanent birth control (FemBloc) and infertility treatment with our FemaSeed product for intratubal artificial insemination, which received FDA 510(k) clearance in September 2023.
November 2023 Private Placement
On November 21, 2023, we closed a private placement in which we sold to certain accredited investors (the “Investors”) (i) senior unsecured convertible notes (the “Convertible Notes”) in an aggregate principal amount of $6,850,000, convertible into shares of our common stock at a conversion price of $1.18 per share, (ii) Series A Warrants (the “Series A Warrants”) to purchase up to an aggregate of 5,805,083 shares of our common stock at an exercise price of $1.18 per share, and (iii) Series B Warrants (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) to purchase up to an aggregate of 5,805,083 shares of our common stock at an exercise price of $1.475 per share (collectively, the “Private Placement”). The Convertible Notes are convertible immediately and will mature on November 21, 2025. The Series A Warrants are exercisable immediately and will expire on November 21, 2028. The Series B Warrants are exercisable immediately and will expire on November 21, 2024.
We received aggregate net proceeds from the Private Placement of approximately $6.7 million, after deducting offering expenses payable by us. We expect to use the net proceeds from the Private Placement for general corporate purposes.
Corporate Information
We were incorporated in February 2004 as a Delaware corporation under the name Femasys Inc. Our principal executive office is located at 3950 Johns Creek Court, Suite 100, Suwanee, Georgia, 30024, and our telephone number is (770) 500-3910. Our website address is www.femasys.com. The information on, or that can be accessed through, our website is not part of this prospectus. We have included our website address as an inactive textual reference only.
We use “Femasys,” “FemBloc,” “FemChec,” “FemaSeed,” “FemVue,” “FemCerv,” “FemEMB,” and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our right or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; the issuance, in any three-year period, by us of more than $1 billion in non-convertible debt securities; and the last day of the fiscal year ending after the fifth anniversary of our initial public offering. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and any reference herein to “emerging growth company” has the meaning ascribed to it in the JOBS Act.
An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
•
being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the U.S. Securities and Exchange Commission, or the SEC. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected not to take advantage of such extended transition period, which means that we will adopt a new standard when it is issued or revised.
We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, similar to emerging growth companies, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

OFFERING SUMMARY
Common stock that may be offered by selling stockholders
18,111,861 shares, which are comprised of (i) 6,501,695 shares of common stock issuable upon conversion of Convertible Notes or that could be issued in satisfaction of accrued interest thereon, (ii) 5,805,083 shares of common stock issuable upon the exercise of Series A Warrants and (iii) 5,805,083 shares of common stock issuable upon the exercise of Series B Warrants.
Use of proceeds
The selling stockholders will receive all of the net proceeds from the sale of the shares offered pursuant to this prospectus. We will not receive any of the proceeds from these sales. However, we will receive proceeds from the exercise of the Warrants if exercised for cash.
Plan of Distribution
The selling stockholders may sell or otherwise dispose the shares of our common stock covered by this prospectus in a number of different ways and at varying prices. For further information, see “Plan of Distribution” beginning on page 9.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and beliefs about future developments or events and their potential effects on us. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that may cause such differences include:
•	our ability to develop and advance our current product candidates and programs into, and successfully initiate and complete, clinical trials;
•	the ability of our clinical trials to demonstrate safety and effectiveness of our product candidates and other positive results;
•	our ability to enroll subjects in the clinical trials for our product candidates in order to advance the development thereof on a timely basis;
•	our ability to obtain additional financing to fund the clinical development of our products and fund operations;
•	estimates regarding the total addressable market for our product candidates;
•	competitive companies and technologies in our industry;
•
our ability to obtain U.S. Food and Drug Administration (FDA) approval for our permanent birth control system, ability to establish and expand sales of our women-specific medical products and develop and commercialize additional products;

•	our ability to commercialize or obtain regulatory approvals or 510(k) clearance for our product candidates, or the effect of delays in commercializing or obtaining regulatory authorizations;
•	our business model and strategic plans for our products, technologies and business, including our implementation thereof;
•	commercial success and market acceptance of our product candidates;
•	our ability to achieve and maintain adequate levels of coverage or reimbursement for our FemBloc system or any future products we may seek to commercialize;
•
our ability to manufacture our products and product candidates in compliance with applicable laws, regulations and requirements and to oversee third-party suppliers, service providers and vendors in the performance of any contracted activities in accordance with applicable laws, regulations and requirements;

•	adverse developments affecting the financial services industry;
•	the impact of the COVID-19 pandemic on our business, financial condition, results of operations, and prospects;
•	our ability to accurately forecast customer demand for our product candidates, and manage our inventory;
•
our ability to build, manage and maintain our direct sales and marketing organization, and to market and sell our permanent birth control system, artificial insemination product and women-specific medical product solutions in markets in and outside of the United States (U.S.);

•	our ability to hire and retain our senior management and other highly qualified personnel;
•	FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry generally, including healthcare reform measures in the United States and international markets;
•	the timing or likelihood of regulatory filings and approvals or clearances;

•	our ability to establish and maintain intellectual property protection for our product candidates and our ability to avoid claims of infringement;
•	the volatility of the trading price of our common stock;
•	our ability to maintain compliance with Nasdaq’s continued listing requirements; and
•	our expectations about market trends.
We discuss many of these and other risks and uncertainties in greater detail under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as updated in our subsequent Quarterly Reports on Form 10-Q. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
You should read this prospectus, as well as the documents incorporated by reference into this prospectus, completely and with the understanding that our actual future results, performance and achievements may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

USE OF PROCEEDS
We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders identified in this prospectus. However, we will receive proceeds from the exercise of the Warrants for cash. We expect to use these proceeds for working capital purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. The Warrants contain a “cashless exercise” feature that allows the holders to exercise any of such Warrants without making a cash payment to us if there is not an effective registration statement covering the resale of the shares issuable upon exercise of such Warrants.

SELLING STOCKHOLDERS
The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the Convertible Notes and exercise of the Warrants. For additional information regarding the issuance of the Convertible Notes and the Warrants, see “Summary – November 2023 Private Placement” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Convertible Notes and the Warrants issued pursuant to the Securities Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.
The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, Convertible Notes and Warrants, as of November 30, 2023, assuming conversion of the Convertible Notes and exercise of the Warrants held by each such selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein.
The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take in account any limitations on (i) conversion of the Convertible Notes set forth therein or (ii) exercise of the Warrants set forth therein.
In accordance with the terms of a registration rights agreement with the holders of the Convertible Notes and the Warrants, this prospectus generally covers the resale of the sum of (i) the maximum number of shares of common stock issued or issuable pursuant to the Convertible Notes, including payment of interest on the Convertible Notes through November 21, 2025, and (ii) the maximum number of shares of common stock issued or issuable upon exercise of the Warrants, in each case, determined as if the outstanding Convertible Notes (including interest on the Convertible Notes through November 21, 2025) and Warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the floor price or exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the Convertible Notes and the exercise price of the Warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.
Under the terms of the Convertible Notes and the Warrants, a selling stockholder may not convert the Convertible Notes or exercise the Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our shares of common stock which would exceed 19.99% or 4.99%, as applicable, of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
Name of Selling Stockholder	Number of shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock of Owned After Offering
PharmaCyte Biotech, Inc.	4,327,759	13,220,339(1)	0
Iroquois Master Fund Ltd.	1,080,316	1,586,440(2)	0
Iroquois Capital Investment Group LLC	1,057,628	1,057,628(3)	0
Special Opportunities I Series	1,080,316	2,247,456(4)	0
(1)
Represents (i) 4,745,763 shares of our common stock issuable to PharmaCyte Biotech, Inc. (“PharmaCyte”) upon conversion of the Convertible Notes or in satisfaction of accrued interest thereon, (ii) 4,237,288 shares of our common stock issuable to PharmaCyte upon exercise of the Series A Warrants, and (iii) 4,237,288 shares of our common stock issuable to PharmaCyte upon exercise of the Series B Warrants. The Convertible Notes and the Warrants are subject to a beneficial ownership limitation of 19.99%, which does not permit the selling shareholder to convert that portion of the Convertible Notes or to exercise that portion of the Warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 19.99% beneficial ownership limitation, if applicable. PharmaCyte is a publicly traded company, the board of directors and chief executive officer of which are identified in PharmaCyte’s filings with the SEC. To the best of our knowledge, no person has sole voting or sole investment power with respect to the shares of our common stock beneficially owned by PharmaCyte.

(2)
Represents (i) 569,492 shares of our common stock issuable to Iroquois Master Fund, Ltd. (“IMF”) upon conversion of the Convertible Notes or in satisfaction of accrued interest thereon, (ii) 508,474 shares of our common stock issuable to IMF upon exercise of the Series A Warrants, and (iii) 508,474 shares of our common stock issuable to IMF upon exercise of the Series B Warrants. The Convertible Notes and the Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to convert that portion of the Convertible Notes or to exercise that portion of the Warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Iroquois Capital Management L.L.C. (“ICM”) is the investment manager of IMF. ICM has voting control and investment discretion over securities held by IMF. As Managing Members of ICM, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of ICM in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by ICM and IMF. The principal business address of IMF is c/o Iroquois Capital Management, LLC, 2 Overhill Road, Suite 400, Scarsdale, NY 10583. his information is based solely on information provided by IMF on November 29, 2023.

(3)
Represents (i) 379,662 shares of our common stock issuable to Iroquois Capital Investment Group (“ICIG”) upon conversion of the Convertible Notes or in satisfaction of accrued interest thereon, (ii) 338,983 shares of our common stock issuable to ICIG upon exercise of the Series A Warrants, and (iii) 338,983 shares of our common stock issuable to ICIG upon exercise of the Series B Warrants. The Convertible Notes and the Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to convert that portion of the Convertible Notes or to exercise that portion of the Warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable. Richard Abbe is the managing member of ICIG. Mr. Abbe has voting control and investment discretion over securities held by ICIG. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by ICIG. The principal business address of ICIG is 2 Overhill Road, Suite 400, Scarsdale, NY 10583. This information is based solely on information provided by ICIG on November 29, 2023.

(4)
Represents (i) 806,780 shares of our common stock issuable to Special Opportunities I Series (“SOIS”) upon conversion of the Convertible Notes or in satisfaction of accrued interest thereon, (ii) 720,338 shares of our common stock issuable to SOIS upon exercise of the Series A Warrants, and (iii) 720,338 shares of our common stock issuable to SOIS upon exercise of the Series B Warrants. The Convertible Notes and the Warrants are subject to a beneficial ownership limitation of 4.99%, which does not permit the selling shareholder to convert that portion of the Convertible Notes or to exercise that portion of the Warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The amounts and percentages in the third column of the table do not give effect to the 4.99% beneficial ownership limitation, if applicable.

PLAN OF DISTRIBUTION
We are registering the shares of common stock issuable upon conversion of the Convertible Notes and exercise of the Warrants to permit the resale of these shares of common stock by the holders of the Convertible Notes and Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.
The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date the Registration Statement is declared effective by the SEC;
•	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.
The selling stockholders may pledge or grant a security interest in some or all of the Convertible Notes, Warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.
We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $50,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.
Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
The validity of any securities offered from time to time by this prospectus will be passed upon by Dechert LLP.
EXPERTS
The financial statements of Femasys Inc. as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
The audit report covering the December 31, 2022 financial statements contains an explanatory paragraph that states that the Company’s recurring losses and negative cash flows from operations and net accumulated deficit raise substantial doubt about the entity’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the common stock we may offer. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies or replaces that statement. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of this offering, provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K:
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, our Annual Report on Form 10-K/A as filed with the SEC on April 28, 2023, and our Annual Report on Form 10-K/A as filed with the SEC on July 24, 2023;

•
our Quarterly Reports on Form 10-Q (i) for the quarter ended March 31, 2023 filed on May 11, 2023, (ii) for the quarter ended June 30, 2023 filed on August 10, 2023, and (iii) for the quarter ended September 30, 2023 filed on November 14, 2023;

•
our Current Reports on Form 8-K filed with the SEC on March 13, 2023, March 30, 2023, April 18, 2023, April 20, 2023, May 4, 2023, June 2, 2023, June 8, 2023, June 15, 2023, June 21, 2023, June 26, 2023, July 27, 2023, August 3, 2023, August 10, 2023, September 6, 2023, September 27, 2023, October 3, 2023, October 11, 2023, November 15, 2023, November 21, 2023, and November 29, 2023; and

•
the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 14, 2021, including any amendments or reports filed for the purpose of updating such description.

These documents may also be accessed on our website at www.femasys.com. Except as otherwise specifically incorporated by reference in this prospectus supplement, information contained in, or accessible through, our website is not a part of this prospectus supplement.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:
Femasys Inc.
3950 Johns Creek Court, Suite 100
Suwanee, Georgia 30024
(770) 500-3910
Attn: Corporate Secretary

FEMASYS INC.
18,111,861 Shares
Common Stock
PROSPECTUS

  , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.
Securities and Exchange Commission registration fee	$2,640.43
Printing and engraving expenses	$3,000.00
Legal fees and expenses	$25,000.00
Accounting fees and expenses	$15,000.00
Miscellaneous	$4,359.57
Total	$50,000.00
Item 14.	Indemnification of Directors and Officers.
Femasys Inc. (the “Registrant”) is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
The Registrant's amended and restated bylaws will authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL.
Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.
We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.
We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15.	Recent Sales of Unregistered Securities.
The Registrant has issued the following securities that were not registered under the Securities Act within the past three years:
(1)
On April 20, 2023, pursuant to a securities purchase agreement, we issued unregistered common warrants to certain accredited investors to purchase an aggregate of 3,196,722 shares of our common stock at an exercise price of $1.095 per share (the “April 2023 Public Offering”).

(2)
On November 21, 2023, pursuant to a securities purchase agreement, we issued to certain accredited investors (a) unregistered convertible notes in the amount of $6,850,000.00, (b) unregistered warrants to purchase an aggregate of 5,805,083 shares of our common stock at an exercise price of $1.18 per share, and (c) unregistered warrants to purchase an aggregate of 5,805,083 shares of our common stock at an exercise price of $1.475 per share.

Pursuant to a letter agreement dated March 8, 2023, we paid to H.C. Wainwright & Co, LLC (“Wainwright”), which acted as placement agent for the April 2023 Public Offering, an aggregate fee equal to 7.5% of the aggregate gross proceeds received by us in the April 2023 Public Offering, a management fee equal to 1% of the aggregate gross proceeds received by us in the April 2023 Public Offering, $25,000 in non-accountable expenses and up to $50,000 in legal and other out-of-pocket expenses. We also issued to the placement agent warrants to purchase up to 191,803 shares of our common stock at an exercise of $1.525 (equal to 125% of the offering price).
The issuance of the foregoing securities was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

Item 16.	Exhibits.
Exhibit Number	Description of Exhibit
3.1	Eleventh Amended and Restated Certificate of Incorporation of Femasys Inc., incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed June 22, 2021
3.2	Amended and Restated Bylaws of Femasys Inc., incorporated by reference to Exhibit 3.2 of the registrant’s Form 8-K filed June 22, 2021
3.3	First Amendment to the Amended and Restated Bylaws of Femasys Inc., incorporated by reference to Exhibit 3.1 of the registrant’s Form 8-K filed March 30, 2023
4.1	Description of the Registrant’s Securities, incorporated by reference to Exhibit 4.1 of the registrant’s Form 10-K filed March 24, 2022
4.2	Form of Certificate of Common Stock, incorporated by reference to incorporated by reference to Exhibit 4.1 of the registrant’s Form S-1 filed May 14, 2021
4.3	Form of April 2023 Pre-Funded Warrant, incorporated by reference to Exhibit 4.1 of the registrant’s Form 8-K filed April 20, 2023
4.4	Form of April 2023 Common Stock Warrant, incorporated by reference to Exhibit 4.2 of the registrant’s Form 8-K filed April 20, 2023
4.5	Form of April 2023 Placement Agent Warrant, incorporated by reference to Exhibit 4.3 of the registrant’s Form 8-K filed April 20, 2023
4.6	Form of Convertible Note, incorporated by reference to Exhibit 10.2 of the registrant’s Form 8-K filed November 15, 2023
4.7	Form of Series A Warrant, incorporated by reference to Exhibit 4.1 of the registrant’s Form 8-K filed November 15, 2023
4.8	Form of Series B Warrant, incorporated by reference to Exhibit 4.2 of the registrant’s Form 8-K filed November 15, 2023
5.1	Opinion of Dechert LLP
10.1	Femasys Inc. 2021 Equity Incentive Plan, and forms of agreements thereunder, incorporated by reference to Exhibit 10.3 of the registrant’s Form S-1 filed May 14, 2021
10.2	Femasys Inc. 2021 Employee Stock Purchase Plan, incorporated by reference to Exhibit 10.4 of the registrant’s Form S-1 filed May 14, 2021
10.3	Amended and Restated Employment Agreement, by and between Femasys Inc. and Kathy Lee-Sepsick, incorporated by reference to Exhibit 10.6 of the registrant’s Form S-1/A filed June 14, 2021
10.4	Amended and Restated Employment Agreement, by and between Femasys Inc. and Daniel Currie, incorporated by reference to Exhibit 10.8 of the registrant’s Form S-1/A filed June 14, 2021
10.5	Employment Agreement, dated February 15, 2010, by and between Femasys Inc. and Gary Thompson, incorporated by reference to Exhibit 10.9 of the registrant’s Form S-1/A filed June 14, 2021
10.6	Femasys Inc. Non-Employee Director Compensation Policy, incorporated by reference to Exhibit 10.11 of the registrant’s Form S-1/A filed June 14, 2021
10.7	Form of Indemnification Agreement between Femasys Inc. and its directors and officers, incorporated by reference to Exhibit 10.12 of the registrant’s Form S-1 filed May 14, 2021
10.8
Master Services Agreement and Statement of Work for consulting services, effective August 12, 2021, by and between Femasys Inc. and Bespoke Medical Affairs Solutions, LLC, incorporated by reference to Exhibit 10.1 of the registrant’s Form 10-Q filed November 12, 2021

10.9	Employment Agreement, dated as of February 28, 2022, between Femasys Inc. and Dov Elefant, incorporated by reference to Exhibit 10.1 of the registrant’s Form 8-K filed February 24, 2022
10.10	Form of Inducement Stock Option Agreement, incorporated by reference to Exhibit 10.2 of the registrant’s Form 8-K filed February 24, 2022
10.11	Equity Purchase Agreement dated as of July 1, 2022, by and between Femasys Inc. and Piper Sandler & Co., incorporated by reference to Exhibit 1.2 of the registrant’s Form S-3 filed July 1, 2022
10.12
Form of Securities Purchase Agreement dated April 18, 2023, between Femasys Inc. and the purchaser(s) party thereto, incorporated by reference to Exhibit 10.1 of the registrant’s Form 8-K filed April 20, 2023

Exhibit Number	Description of Exhibit
10.13
Form of Securities Purchase Agreement dated November 14, 2023, between Femasys Inc. and the purchasers party thereto, incorporated by reference to Exhibit 10.1 of the registrant’s Form 8-K filed November 15, 2023

10.14
Form of Registration Rights Agreement dated November 14, 2023, between Femasys Inc. and the other parties thereto, incorporated by reference to Exhibit 10.3 of the registrant’s Form 8-K filed November 15, 2023

10.15
Form of Collaboration Agreement dated November 14, 2023, between Femasys Inc. and the other parties thereto, incorporated by reference to Exhibit 10.4 of the registrant’s Form 8-K filed November 15, 2023

23.1	Consent of KPMG LLP
23.2	Consent of Dechert LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
107	Filing Fee Table
Item 17.	Undertakings.
The undersigned registrant hereby undertakes:
(a) (1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, an increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 415(a)(1)(vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
That, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Suwanee, State of Georgia, on the 30th day of November, 2023.
FEMASYS INC.

By:	/s/ Kathy Lee-Sepsick
Kathy Lee-Sepsick President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kathy Lee-Sepsick and Dov Elefant, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Kathy Lee-Sepsick	President and Chief Executive Officer (principal executive officer)	November 30, 2023
Kathy Lee-Sepsick

/s/ Dov Elefant	Chief Financial Officer (principal financial and accounting officer)	November 30, 2023
Dov Elefant

/s/ Charles Larsen	Chair of the Board of Directors	November 30, 2023
Charles Larsen

/s/ Alistair Milnes	Director	November 30, 2023
Alistair Milnes

/s/ Joshua Silverman	Director	November 30, 2023
Joshua Silverman

/s/ Edward Uzialko, Jr.	Director	November 30, 2023
Edward Uzialko, Jr.